UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 6, 2009
FEDERAL HOME LOAN BANK OF DALLAS
(Exact name of registrant as specified in its charter)

Federally chartered corporation (State or other jurisdiction of incorporation or organization)	000-51405 (Commission File Number)	71-6013989 (IRS Employer Identification No.)

8500 Freeport Parkway South, Suite 600 Irving, TX (Address of principal executive offices)	75063-2547 (Zip Code)
Registrant’s telephone number, including area code:
(214) 441-8500
Former name or former address, if changed since last report:
Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders
On December 11, 2008, the Board of Directors of the Federal Home Loan Bank of Dallas (“Bank”) adopted an amendment to the Bank’s capital plan. The Bank’s capital plan defines the rights of the holders of the Bank’s Class B Capital Stock, $100 par value per share (“Class B Capital Stock”). Pursuant to the regulations of the Federal Housing Finance Agency (“Finance Agency”), the Bank cannot implement any amendment to its capital plan without Finance Agency approval. The Finance Agency approved the amendment to the Bank’s capital plan on March 6, 2009.
Under the Bank’s capital plan, members are required to maintain an investment in Class B Capital Stock equal to the sum of a membership investment requirement and an activity-based investment requirement. The Bank’s capital plan establishes ranges for each of these investment requirements. The membership investment requirement mandates that each member maintain a minimum investment in Class B Capital Stock equal to a specified percentage of the member’s total assets as of the most recent December 31, subject to a minimum of $1,000 and a maximum of $25 million. The activity-based investment requirement mandates that each member maintain an activity-based investment in Class B Capital Stock in an amount equal to a specified percentage of the outstanding principal balance of all of the member’s advances outstanding plus a specified percentage of the outstanding principal balance of any Acquired Member Assets (i.e., Mortgage Partnership Finance® loans) that are delivered pursuant to commitments executed after September 2, 2003 and retained on the Bank’s balance sheet.
The Bank’s capital plan was amended solely to clarify the membership investment requirement in the event a conservator is appointed for a member of the Bank. If a conservator has been appointed for a member and the Bank terminates the member’s membership, then that member’s membership investment requirement shall be zero. The Bank’s capital plan already contained the same provision related to cases in which a receiver is appointed for a member and the Bank terminates the member’s membership. The amendment does not alter the activity-based investment requirement of the Bank’s capital plan.
The Bank’s capital plan, as amended, is filed as Exhibit 4.1 to this Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits

Exhibits
4.1	Capital Plan for the Federal Home Loan Bank of Dallas, as amended and revised on December 11, 2008 and approved by the Federal Housing Finance Agency on March 6, 2009.
Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Dallas
Date: March 11, 2009	By:	/s/ Tom Lewis
Tom Lewis
Senior Vice President and Chief Accounting Officer